EXHIBIT 10-Q                EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made and entered into by and between Veritas DGC Inc., a Delaware corporation (hereinafter referred to as "Employer"), and Richard C. White, an individual currently resident in Harris County, Texas (hereinafter referred to as "Employee") effective as of January 24, 2000.

     Attendant to Employee's employment by Employer, Employer and Employee wish for there to be a complete understanding and agreement between Employer and Employee with respect to, among other terms, Employee's duties and responsibilities to Employer; the compensation and benefits owed to Employee; the fiduciary duties owed by Employee to Employer; Employee's obligation to avoid conflicts of interest, disclose pertinent information to Employer, and refrain from using or disclosing Employer's information; and the term of employment.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

Section 1. General Duties of Employer and Employee.

a. Employer agrees to employ Employee, and Employee agrees to accept employment by Employer and to serve Employer in an executive capacity as its Chief Executive Officer. At the commencement of this Agreement, Employee shall report to the Chairman of the Board of Employer. The powers, duties and responsibilities of Employee as Chief Executive Officer include those duties that are the usual and customary powers, duties and responsibilities of such office and such other and further duties appropriate to such position as may from time to time be assigned to Employee by the Chairman or the Board of Directors of Employer (hereinafter referred to as the "Board").

b. Employer agrees that Employee shall be nominated as a candidate for election to the Board at the next annual meeting of stockholders of Employer (such annual meeting is expected to be held in December 2000). If elected, Employee shall have all powers and obligations associated with such position as a director, subject to all policies and guidelines as may be established by the Board, Employers certificate of incorporation and By-laws and applicable law.

c. While employed hereunder, Employee shall devote substantially all reasonable and necessary time, efforts, skills and attention for the benefit of and with his primary attention to the affairs of Employer in order that he shall faithfully perform his duties and obligations. The preceding sentence shall not, however, be deemed to restrict Employee from attending to matters or engaging in activities not directly related to the business of Employer, provided that (i) such activities or matters are reasonable in scope and time commitment and not otherwise in violation of this Agreement, and (ii) Employee shall not become a director of any corporation or other entity (excluding charitable or other non-profit organizations) without prior written disclosure to, and consent of, Employer.



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d. At the commencement of Employee's employment by Employer, Employee shall be based at Employer's headquarters located at 3701 Kirby Drive, Houston, Texas and upon relocation of Employer's headquarters to western Harris County, Texas, currently scheduled for October or November, 2000, Employee shall be based at such relocated headquarters (Employer's Kirby Drive headquarters and after relocation its western Harris County headquarters are referred to herein as the "Place of Employment).

e. Employee agrees and acknowledges that during the term of this Agreement, he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act knowingly which would injure Employer's business, its interests or its reputation.

Section 2. Compensation and Benefits.

a. Employer shall pay to Employee during the term of this Agreement a base salary of $27,500 per month. The Compensation Committee of the Board will review Employee's base salary at least once each fiscal year and, during the term of this Agreement, may increase, but may not decrease Employee's base salary. The base salary, including any increase thereof, shall be paid to Employee in equal installments every two weeks or on such other schedule as Employer may establish from time to time for its management personnel.

b. Employee will be eligible to participate in the fiscal year 2000 (8/01/99 through 7/31/99) Key Contributor Incentive Compensation Plan with a target of 50% of Employee's annual base salary. Any incentive earned in fiscal year 2000 will be prorated based on Employee's actual period of employment during the fiscal year. During each subsequent fiscal year during the term of this Agreement, Employee shall be eligible to participate in that year's Key Contributor Incentive Plan or other replacement incentive or bonus plan Employer establishes for its key executives with at least a target of 50% of Employee's annual base salary, but in no event less than other key executives of Employer.

c. Employer shall grant to Employee effective March 11, 2000, an option (the "Stock Option") to purchase such number of shares of Employer's common stock, $.01 par value ("Common Stock") equal to 1.0 times Employee's annual base salary divided by the market price as of the date of grant pursuant to Employer's Non-qualified Employee's Stock Option Plan and the Stock Option Agreements in the form attached hereto as Exhibit A. Employee will be eligible for future option grants under Employer's Key Contributor Incentive Compensation Plan (or other replacement incentive or bonus plan Employer establishes for its key executives) on a basis at least as favorable as grants made to other key executives of Employer. In the event that Employee's employment is terminated at any time prior to January 23, 2002 for any reason other than for Cause (as hereinafter defined), all Stock Options held by Employee on the date of such termination shall automatically be fully vested.

d. Employer shall award to Employee, effective as of the date of this Agreement, 25,000 shares of restricted Common Stock of Employer in accordance with the terms of the Restricted Stock Agreement attached hereto as Exhibit B and made a part hereof.



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e. Employee will be entitled to paid vacation of not less than four weeks each year. Vacation may be taken by Employee at the time and for the periods as may be mutually agreed upon between Employer and Employee.

f. Employer will pay or reimburse Employee for all membership fees (other than initiation fees), dues, assessments and expenses relating to Employee's current golf club membership at Willow Fork Country Club, Katy, Texas.

g. Employee shall be reimbursed in accordance with Employer's normal expense reimbursement policy for all of the actual and reasonable costs and expenses incurred by him in the performance of his services and duties hereunder, including, but not limited to, travel and entertainment expenses. Employee shall furnish Employer with all invoices and vouchers reflecting amounts for which Employee seeks Employer's reimbursement.

h. Employee shall be entitled to participate in all insurance and retirement plans, incentive compensation plans (at a level appropriate to his position) and such other benefit plans or programs as may be in effect from time-to-time for the key management employees of Employer including, without limitation, those related to savings and thrift, retirement, welfare, medical, dental, disability, salary continuance, accidental death, travel accident, life insurance, incentive bonus, membership in business and professional organizations, and reimbursement of business and entertainment expenses.

i. In addition to those benefit plans and programs referred to in Section 2.h. above, Employer shall, in the event of Employee's Short-Term Disability, pay to Employee an amount equal to the following: (i) for the first three months of such Short-Term Disability, 100% of the amount Employee would have received as base salary had he been able to work; and (ii) for the next three months of such Short-Term Disability, 66 2/3 % of the amount Employee would have received as base salary had he been able to work. Such payments shall be made to Employee in equal installments every two weeks or on such other schedule as Employer may establish from time to time for payment of salaries to its management personnel. A "Short-Term Disability" as used in this Section 2.i. shall mean any continuous period longer than one day and continuing for a period of up to and including 180 days during which time Employee is unable to perform, due to physical or mental illness, injury or incapacity, the duties assigned to him under this Agreement.

j. Employer, during the term of this Agreement and thereafter without limit of time, shall indemnify Employee for claims and expenses to the extent provided in Employer's Certificate of Incorporation and Bylaws. Employer shall also provide Employee coverage under Employer's policies of directors' and officers' liability insurance to the same extent as other executive officers of the Company during the term of this Agreement and for a period of six years thereafter, so long as such coverage is available on a commercially reasonable basis. Employer shall In addition, effective as of the effective date of this Agreement, Employer agrees to enter into that one certain Indemnity Agreement with Employee, a copy of which is attached hereto as Exhibit C.



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k. All salary, bonus and other payments made by Employer to Employee pursuant to this Agreement shall be subject to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for insurance and other employee benefit plans in which Employee participates.

Section 3. Fiduciary Duty; Confidentiality.

a. In keeping with Employee's fiduciary duties to Employer, Employee agrees that he shall not knowingly take any action which would create a conflict of interest with Employer, or upon discovery thereof, allow such a conflict to continue. In the event that Employee discovers that such a conflict exists, Employee agrees that he shall disclose to the Board any facts which might involve a conflict of interest that has not been approved by the Board.

b. As part of Employee's fiduciary duties to Employer, Employee agrees to protect and safeguard Employer's information, ideas, concepts, improvements, discoveries, and inventions and any proprietary, confidential and other information relating to Employer or its business (collectively, "Confidential Information") and, except as may be required by Employer, Employee shall not knowingly, either during his employment by Employer or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any Confidential Information, except (i) with the prior written consent of the Employer; (ii) in the course of the proper performance of the Employee's duties under this Agreement; (iii) for information that becomes generally available to the public other than as a result of the unauthorized disclosure by the Employee; (iv) for information that becomes available to Employee on a nonconfidential basis from a source other than Employer or its affiliated companies who is not bound by a duty of confidentiality to Employer; or (v) as may be required by any applicable law, rule, regulation or order.

c. Upon termination of his employment with Employer, Employee shall immediately deliver to Employer all documents in the possession or under the control of Employee embodying any of Employer's Confidential Information.

Section 4. Term and Termination.

a. The term of Employee's employment hereunder shall be for a period of two years, commencing January 24, 2000 and ending January 23, 2002, unless earlier terminated in accordance with the terms of this Agreement; provided, that beginning January 24, 2002 and on each January 24th thereafter, such term of employment shall be extended automatically for an additional one-year period unless Employer or Employee gives the other written notice of intent to terminate this Agreement at least thirty days prior to such January 24th.

b. Employee's employment under this Agreement shall terminate upon Employee's death.

c. Employer may terminate this Agreement by reason of Employee's Disability (as hereinafter defined) after such condition of Disability has existed for at least 180 consecutive days. Employer shall give Employee sixty days notice of its intention to effect such termination pursuant to this Section 4.c. As used in this Agreement, except for Section 2.i., "Disability" shall


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mean a physical or mental illness, injury or incapacity lasting longer than 180 consecutive days which renders Employee unable to perform the duties assigned to him under this Agreement.

d. Employer may terminate this Agreement upon the determination by a majority of the entire Board that Cause (as hereinafter defined) exists therefor. As used in this Agreement, "Cause" means (i) the willful and continued failure by Employee substantially to perform his obligations under this Agreement (other than any such failure resulting from his Short Term Disability, as defined in Section 2.i. or his Disability) after a demand for substantial performance has been delivered to him by the Board which specifically identifies the manner in which the Board believes Employee has not substantially performed such provisions,
(ii) Employee's willfully engaging in conduct materially and demonstrably injurious to the property or business of Employer, including without limitation, fraud, misappropriation of funds or other property of Employer, other willful misconduct, gross negligence or conviction of a felony or other crime of moral turpitude, or (iii) Employee's material breach of this Agreement which breach has not been remedied by Employee within ten (10) days after receipt by Employee of written notice from Employer that he is in material breach of the Agreement, specifying the particulars of such breach. If the Board determines that Cause exists, Employer may (A) terminate this Agreement effective immediately or at a subsequent date or (B) condition Employee's continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which Employee shall comply with such considerations or requirements.

e. Employee shall have the right to terminate this Agreement and his employment hereunder for "Good Reason," which for purposes of this Agreement means (i) Employer's failure to comply with any of the provisions of Section 2 of this Agreement and which failure is not remedied within ten (10) days after receipt of written notice from Employee specifying the particulars of such breach; (ii) Employer's breach of any other material provision of this Agreement which is not remedied within ten (10) days after receipt by Employer of written notice from Employee specifying the particulars of such breach; (iii) the assignment to Employee of any duties inconsistent with Employee's position (including status, offices, titles, and reporting requirement), duties, functions responsibilities, or authority as contemplated by Section 1 of this Agreement or other action by the Employer that results in a diminution (other than an isolated, inconsequential or insubstantial diminution which is remedied by Employer promptly after receipt of written notice thereof given by Employee) in such position, functions, responsibilities or authority; or (iv) the relocation of the Place of Employment to a location more than fifty miles (50) miles from the Place of Employment.

f. Employee shall also have the right to terminate his employment and this Agreement in the event that the stockholders of Employer fail to elect Employee to the Board at the next annual meeting of stockholders of Employer (currently expected to be held in December 2000) or any adjournment thereof. In the event Employee fails to exercise such right to terminate within sixty (60) calendar days after the date such election is held, such right is waived. Any such termination by Employee under this Section 4.f. shall be deemed a termination by Employee for "Good Reason."



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Section 5. Effect of Termination.

a. Upon termination of this Agreement by Employer for Cause; or by Employee other than for Good Reason, all compensation and benefits shall cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination,
(ii) the pro rata annual salary through the date of termination; (ii) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the date of termination; and (iii) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan.

b. Upon termination of this Agreement by Employer due to the death or Disability of Employee, all compensation and benefits shall cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination, (ii) the pro rata annual salary through the date of termination; (ii) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the date of termination; and (iii) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan. In addition, Employer shall pay to Employee or, in the event of Employee's death, his surviving spouse or minor child or children, or their legal representative, on a monthly basis an amount equal to the premium payable by Employee, such spouse and/or child or children for health and dental insurance offered by Employer or on its behalf under COBRA. Such payments shall continue for a period of eighteen months.

c. Upon termination of (i) this Agreement by Employer by not extending the term of this Agreement upon giving notice to Employee to terminate this Agreement in accordance with Section 4.a.; (ii) Employee's employment by Employer at any time for any reason other than for Cause or due to Employee's death or Disability; or
(iii) this Agreement by Employee for Good Reason during the term hereof, the obligations of Employer and Employee under Sections 1 and 2 shall terminate as of the date this Agreement is terminated, and Employer shall pay or provide to
Employee:

     i.   Employee's pro rata annual salary through the date of termination;

     ii. incentive compensation due Employee, if any, under the terms of the relevant incentive compensation arrangement; and

     iii. within thirty days of said termination, a severance benefit equal to two years of Employee's annual base salary.

All other compensation and benefits shall cease upon the date of termination other than the following: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the



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date of termination, (ii) any rights Employee or his survivors may have under the Restricted Stock Agreement or under any grants of options to purchase Employer's Common Stock made in accordance with Section 2.c. hereof; and (iii) medical and similar benefits the continuation of which is required by applicable law or as provided by the applicable benefit plan.

The payments and benefits provided under this Section 5 shall be payable without regard to Employee's other income or his ability to obtain other employment and Employee shall be under not duty to mitigate the amount payable under this section.

As a condition to making the payments and providing the benefits specified in
Section 5.c., Employer will require that Employee execute a release of certain contractual and statutory claims Employee may have against Employer at the time of Employee's termination. Such release shall be in substantially the same form as Exhibit D attached hereto.

Section 6. Miscellaneous.

a. For a period of one year after the termination of Employee's employment with Employer, Employee shall not, either on his own account or for any person, firm, partnership, corporation, or other entity (i) solicit any employee of Employer or its affiliates to leave his or her employment; or (ii) induce or attempt to induce any such employee to breach her or his employment agreement with Employer; provided, however, that these restrictions shall not apply with respect to any such employee who (i) was personally recruited to the Employer or its affiliate by Employee and (ii) became an employee of Employer or its affiliate on or before January 23, 2001.

b. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered by hand or by registered or certified mail, return receipt requested to the addresses set forth below in this Section 6.

     If to Employer, to:

     Veritas DGC Inc.
     3701 Kirby Drive, Suite 630
     Houston, Texas 77098
     Attention: David B. Robson

     If to Employee, to:

     Mr. Richard C. White
     19822 Timberwind
     Houston, Texas 77094

or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

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c. This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and permitted assigns, and upon Employee, his heirs, executors, administrators, representatives and permitted assigns. Neither Party may assign its or his rights, duties and obligations hereunder without the express written consent of Employer, which consent may be withheld for any or no reason; provided, however, that Employer may assign this Agreement without Employee's consent in the event of a bona fide corporate reorganization of Employer in which Employer transfers all or substantially all of its assets to a corporation owned by substantially the same shareholders as owned Employer immediately prior to the transaction.

d. This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Employer and constitutes the entire agreement between Employee and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by the Board to execute such document.

e. Except as expressly provided herein, the provisions of this Agreement, and any payment or benefits provided for under this Agreement, shall not reduce any amounts or benefits otherwise payable to or due Employee, or exclude or limit Employee's participation in other benefits available to the Employer's executive personnel generally, or in any way diminish the Employee's rights as an employee, whether existing as of the date of this Agreement or thereafter, under any employee benefit plan, program or arrangement or other contract or agreement of the Employer providing benefits to the Employee.

f. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of this Agreement is held by an arbitration panel or a court of competent jurisdiction to be invalid, unenforceable, unreasonable, unduly restrictive or overly broad, the parties intend that such arbitration panel or court modify said provision so as to render it valid, enforceable, reasonable and not unduly restrictive or overly broad.

g. The internal laws of the State of Texas will govern the interpretation, validity, enforcement and effect of this Agreement without regard to the place of execution or the place for performance thereof.

Section 7. Arbitration.

a. Employer and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement shall be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration shall take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each

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party shall designate an arbitrator. The appointed arbitrators shall then appoint a third arbitrator. Employee and Employer agree that the decision of the arbitrators shall be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Employer shall reimburse Employee for his reasonable costs and expenses of arbitration, including reasonable attorneys' fees. Regardless of the outcome of the arbitration, Employer shall pay all fees and expenses of the arbitrators and all of Employer's costs of arbitration.

b. Notwithstanding the provisions of Section 7.a., Employer may, if it so chooses, bring an action in any court of competent jurisdiction for injunctive relief to enforce Employee's obligations under Sections 3.b., 3.c., or 6.a. hereof.


     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.


                                    EMPLOYER:

                                    VERITAS DGC INC.

                                    By:
                                       ----------------------------------------
                                        David B. Robson
                                        Chairman



                                    EMPLOYEE:



                                    -------------------------------------------
                                    Richard C. White


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                                    EXHIBIT A







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March 12, 2000


Richard C. White
19822 Timberwood
Houston, Texas 77094


Dear Richard:

Pursuant to the terms and conditions of the company's 1992 Employee Nonqualified (the "Plan"), you have been granted a Non-Qualified Stock Option to purchase ______ shares (the "Option") of stock as outlined below.



         Granted To:                Richard C. White
         SSN:                       _____________

         Grant Date:                March 12, 2000
         Options Granted:           _____________
         Option Price per Share:    $____________
         Expiration Date:           March 12, 2010

         Vesting Schedule:
                                    25% on 3/12/2000  (25% vested upon grant)
                                    25% on 3/12/2001
                                    25% on 3/12/2002
                                    25% on 3/12/2003


By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.





Signature:________________________________        Date:__________________
          Richard C. White



Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.



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                                VERITAS DGC INC.

                           FIFTH AMENDED AND RESTATED
                  1992 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN
                  (AS AMENDED AND RESTATED SEPTEMBER 30, 1999)

1. PURPOSE.

     The purpose of this 1992 Employee Nonqualified Stock Option Plan (the "Plan") of Veritas DGC Inc. (the "Company") (formerly known as Digicon Inc.) is to provide officers and other key employees with a continuing proprietary interest in the Company. The Plan is intended to advance the interests of the Company by enabling it (i) to increase the interest in the Company's welfare of those employees who share the primary responsibility for the management, growth, and protection of the business of the Company, (ii) to furnish an incentive to such persons to continue their services to the Company, (iii) to provide a means through which the Company may continue to induce able management and operating personnel to enter its employ, and (iv) to provide a means through which the Company may effectively compete with other organizations offering similar incentive benefits in obtaining and retaining the services of competent management and operating personnel.

2. STOCK SUBJECT TO THE PLAN.

     The Company may grant from time to time options to purchase shares of the Company's authorized but unissued common stock, par value $.01 per share, or treasury shares of the common stock. Subject to adjustment as provided in
Section 11 hereof, the aggregate number of shares which may be issued or covered by options pursuant to the Plan is 3,954,550 shares, as adjusted for the one for three reverse stock split effective January 17, 1995. Shares of common stock applicable to options which have expired unexercised or terminated for any reason may again be subject to an option or options under the Plan.

3. ADMINISTRATION.

     (a) The Plan shall be administered by the Compensation Committee of the Company's board of directors (the "Committee"). The board of directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the board of directors. No member of the Committee shall be eligible to receive options under the Plan. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the board of directors, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

     (b) Subject to the express terms and conditions of the Plan, the Committee shall have

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full power to construe or interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

     (c) Subject to the provisions of Sections 4 and 5 hereof, the Committee may, from time to time, determine which employees of the Company or subsidiary corporations shall be granted options under the Plan, the number of shares subject to each option, and the time or times at which options shall be granted.

     (d) The Committee shall report to the board of directors the names of employees granted options, and the number of option shares subject to, and the terms and conditions of, each option; provided, however that no option may be granted to an otherwise eligible employee if, after giving effect to the proposed grant, such employee would then hold options covering more than 500,000 shares of common stock under the Plan.

     (e) No member of the board of directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option.

4. ELIGIBILITY.

     All full-time salaried employees of the Company and of its majority-owned subsidiaries shall be eligible to participate in the Plan, and options may be granted by the Committee to eligible employees designated by the Committee, either at the Committee's own initiative or upon the recommendation of management. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Company shall effect the granting of options under the Plan in accordance with the determination made by the Committee.

5. PRICE OF OPTIONS.

     The option price per share shall be not less than the lesser of (i) fair market value of the common stock on the date the option is granted or (ii) the average fair market value for the common stock during the thirty trading days ending on the trading day next preceding the date the option is granted. Fair market value on any day shall be deemed to be the last reported sale price of the common stock on the principal stock exchange on which the Company's common stock is traded on that date. If no trading occurred on such date, or, if at the time the common stock shall not be listed for trading, fair market value shall be deemed to be the mean between the quoted bid and asked prices for the common stock on such exchange or in the over-the-counter market, as the case may be, on that date.

6. TERM OF OPTION.

     No option shall be exercisable after the expiration of ten years from the date the option is granted.

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7. EXERCISE OF OPTIONS.

     (a) General. Except as provided below, each option may be exercised at such times and in such amounts as the Committee in its discretion may provide.

     (b) Manner of Exercising Options. Shares of common stock purchased under options shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised, and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At such time, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option) deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against prior payment of the option price in full on the date of notice of exercise for the number of shares to be delivered by certified or official bank check or the equivalent thereof acceptable to the Company; provided, however, that the time of such issuance and delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, the listing requirements of the New York Stock Exchange or any other exchange on which the common stock may then be listed. If the optionee (or other person entitled to exercise the option) fails to pay for all or any part of the number of shares specified in such notice or to accept delivery of such shares upon tender of delivery thereof, the right to exercise the option with respect to such undelivered shares shall be terminated.

8. NON-ASSIGNABILITY OF OPTION RIGHTS.

     No option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

9. TERMINATION OF EMPLOYMENT.

     Except as otherwise provided in this paragraph, options shall terminate 90 days following the termination of the optionee's employment with the Company for any reason, but shall be exercisable following termination only to the extent that the option had become vested on the termination date. In the event that the optionee retires from the Company (at or after age 65) the optionee shall have the right, subject to the provisions of Section 6, to exercise his option at any time within one year after such termination, to the extent that such option had become vested on the termination date. If, however, the optionee shall die in the employment of the Company, then for the lesser of the maximum period during which such option might have been exercisable or one year after the date of death, his estate, personal representative, or beneficiary shall have the same right to exercise the option of such employee as he would have had if he had survived and remained in the employment of the Company. For purposes of this
Section 9, employment by any majority-owned subsidiary corporation of the Company shall be deemed employment by the Company.

     In the discretion of the Committee, a leave of absence approved in writing by the board of directors of the Company shall not be deemed a termination of employment; however, no option may be exercised during such leave of absence.

10. CHANGE OF CONTROL.

     If, at any time, a person, entity or group (including, in each case, all other persons, entities or groups controlling, controlled by, or under common control with or acting in concert or concurrently with, such person, entity or group) shall hold, purchase or acquire beneficial ownership (including without limitation power to vote) of 50% or more of the then outstanding shares of the Company's common stock, then any portion of the Options which have not yet become exercisable shall thereupon become immediately exercisable.

11. ADJUSTMENT OF OPTIONS ON RECAPITALIZATION OR REORGANIZATION.

     The aggregate number of shares of common stock on which options may be granted to persons participating under the Plan, the aggregate number of shares of common stock on which options may be granted to any one such person, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from the subdivision or combination of shares or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares effected without receipt of consideration by the Company; provided, however, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the effective date of this Plan will increase or decrease the number of issued shares of common stock of the Company by 5% or more; and, provided, further, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated.

     Subject to any required action by the stockholders and to Section 10 hereof, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to option would have been entitled had such option been exercised immediately preceding such merger or consolidation; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation (except for a change in Control as defined in Section 10 hereof in which case Section 10 shall govern then outstanding options) shall cause every option outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise.

     Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

12. AGREEMENTS BY OPTIONEE.

     Each individual optionee shall agree:

     (a) If requested by the Company, at the time of exercise of any option, to execute an agreement stating that he is purchasing the shares subject to option for investment purposes and not with a view to the resale or distribution thereof;

     (b) To authorize the Company to withhold from his gross pay any tax which it believes is required to be withheld with respect to any benefit under the Plan, and to hold as security for the amount to be withheld any property otherwise distributable to the optionee under the Plan until the amounts required to be withheld have been so withheld.

13. RIGHTS AS A SHAREHOLDER.

     The optionee shall have no rights as a stockholder with respect to any shares of common stock of the Company held under option until the date of issuance of the stock certificates to him for such shares.

14. EFFECTIVE DATE.

     The Plan was effective as of September 1, 1992, upon approval by the holders of a majority of the shares of outstanding capital stock present at the December 17, 1992 annual meeting of the Company's stockholders. The Plan was amended by the board of directors on August 29, 1997, amended and restated by the board of directors on March 10, 1997, and December 9, 1998, and amended by the board of directors on March 9, 1999.

15. AMENDMENTS.

     (a) The board of directors may, from time to time, alter, suspend or terminate the Plan, or alter or amend any and all option agreements granted thereunder but only for one or more of the following purposes:

          (1) To modify the administrative provisions of the Plan or options;

          (2) To make any other amendment which does not materially alter the intent or benefits of the Plan; or

          (3) Increase the maximum number of shares as to which options may be granted under the Plan either to all persons participating in the Plan or to any one such person.

     (b) It is expressly provided that no such action of the board of directors may, without the approval of the stockholders, alter the provisions of the Plan or option agreements granted thereunder so as to:

          (1) Decrease the option price applicable to any options granted under the Plan, provided, however, that the provisions of this clause (1) shall not prevent the granting, to any person holding an option under the Plan, of additional options under the Plan exercisable at a lower option price; or

          (2) Alter any outstanding option agreement to the detriment of the optionee, without his consent.

16. EMPLOYMENT OBLIGATION.

     The granting of any option under this Plan shall not impose upon the Company any obligation whatsoever to employ or to continue to employ any optionee, and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him under the Plan.

17. VES OPTIONS.

     In order to carry out the terms of (i) the Combination Agreement dated May 10, 1996, between the Company and Veritas Energy Services Inc. ("VES") which was approved by the Company's stockholders at a special meeting held on August 20, 1996 and (ii) the Plan of Arrangement under Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and VES which, pursuant to an interim order of the Court of Queen's Bench of Alberta date July 18, 1996, was approved at special meetings of VES optionholders and shareholders held August 20, 1996, this Plan shall include under its terms each of the options (the "VES Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding options granted under VES' Stock Option Plan for Directors, Officers and Key Employees (the "VES Option Plan")) without any further action on the part of any holder thereof (each a "VES Optionholder"). Effective as of the Effective Time, each VES Option will be exercisable to purchase that number of shares of the Company's common stock determined by multiplying the number of VES common shares (the "VES Common Shares") subject to such VES Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per share of such VES Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such option price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged VES Option being exercisable for a fractional share of the Company's common stock, then the number of shares of the Company's common stock subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exercisability, vesting schedule and all other terms and conditions of the VES Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein.

18. ENERTEC OPTIONS

     In order to carry out the terms of (i) the Combination Agreement dated as of March 30, 1999, which was approved by the Company's stockholders at a special meeting held on September 21, 1999, and (ii) the Plan of Arrangement under Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and Enertec Resource Services Inc., which, pursuant to an amended interim order of the Court of Queen's Bench of Alberta dated August 11, 1999, was approved at special meetings of Enertec option holders and shareholders held September 22, 1999, this Plan shall include under its terms each of the options (the "Enertec Options") outstanding on the Effective Date (as defined in the Combination Agreement)(which includes all outstanding options granted under Enertec's stock option plans for directors, officers and employees (collectively, the "Enertec Option Plan")) without any further action on the part of any holder thereof (each a "Enertec Optionholder"). Effective as of the Effective Time, each Enertec Option will be exercisable to purchase that number of shares of the Company's common stock determined by multiplying the number of Enertec common shares (the "Enertec Common Shares") subject to such Enertec Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per share of the Company's common stock equal to the exercise price per share of such Enertec Option immediately prior the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such option price shall be converted into a United States dollar equivalent based on the rate of exchange as stated in The Wall Street Journal next published after the Effective Time. If the foregoing calculation results in an exchanged Enertec Option being exercisable for a fractional share of the Company's common stock, then the number of shares of the Company's common stock subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the exercise price of the fractional share. Each exchanged Enertec Option shall be:

     (a) fully vested immediately after the Effective Time; and

     (b) for a term commencing at the Effective Time and ending as follows:

          (1) for each optionholder who:

               (i) is an Enertec director, officer or employee as at the Effective Time (a "Current Optionholder"); and

               (ii) after the Effective Time is employed or retained by the
                    Company, Enertec or one of their Subsidiaries, on the date as set forth in subsections 5(b) and (d) of the Enertec Option Plan;

          (2) for each Current Optionholder who at the Effective Time is not retained as a director, officer or employee of the Company, Enertec or one of their subsidiaries, on the date that is the first business day on or immediately after the date that is 90 days after the later of the Effective Date and the date such director, officer or employee is terminated; or

          (3) notwithstanding the provisions of (1) and (2) above, the Enertec Option Plan or the Plan, for each Current Optionholder with an Executive Termination Contract (as defined in the Combination Agreement), on the current expiry date of such option (the sixth anniversary date).

     The term, exerciseability, and all other terms and conditions of the Enertec Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein."

                                    EXHIBIT B

                           RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the "AGREEMENT") is made and entered into by and between Veritas DGC Inc., a Delaware corporation (the "COMPANY") and Richard
C. White, an employee of the Company ("EMPLOYEE") on this 24th day of January, 2000 pursuant to the Company's Restricted Stock Plan (the "PLAN"), which is incorporated by reference herein in its entirety.

WHEREAS, Employee is employed by Veritas DGC Inc., and in connection with such employment as part of Employee's compensation, the Company desires to grant to Employee twenty-five thousand (25,000) shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), subject to the terms and conditions of this Agreement, with a view to increasing Employee's equity interest in the Company and

WHEREAS, Employee desires to have the opportunity to hold shares of Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

          a. "Forfeiture Restrictions" shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of shares of Common Stock issued to Employee hereunder and the obligation to forfeit and surrender such shares to the Company.

          b. "Restricted Shares" shall mean shares of Common Stock that are subject to the Forfeiture Restrictions under this Agreement.

               Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2. GRANT OF RESTRICTED SHARES. On the date of this Agreement, the Company shall cause to be issued in Employee's name twenty-five thousand (25,000) shares of Common Stock as Restricted Shares. A certificate evidencing the Restricted Shares shall be issued by Company in Employee's name, pursuant to which Employee shall have, except for the Forfeiture Restrictions, all of the rights of a stockholder of Company with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto. The certificate shall be delivered upon issuance to the Secretary of Company or to such other depository as may be designated by the Committee under the Plan as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse. On the date of this Agreement, Employee shall deliver to the Company all stock powers, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares.

     3. TRANSFER RESTRICTIONS. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions. Further, the Restricted Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and
          (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares. Certificates representing the Restricted Shares shall be legended as follows to reflect the Forfeiture Restrictions and to assure compliance with any applicable federal or state securities laws:

               THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE VERITAS DGC INC. RESTRICTED STOCK PLAN AND A RESTRICTED STOCK AGREEMENT DATED JANUARY 24, 2000 BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND VERITAS DGC INC. RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO SAID RESTRICTED STOCK AGREEMENT. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS
               CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

     4. VESTING. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been employed, as defined in the plan, from the date of this Agreement through the lapse date:

                                          NUMBER OF
                                    RESTRICTED SHARES AS TO
                                      WHICH FORFEITURE
               LAPSE DATE            RESTRICTIONS LAPSE
               ----------          -------------------------
               January 24, 2001            8,333
               January 24, 2002            8,333
               January 24, 2003            8,334


          Notwithstanding the foregoing provisions of this Section 4, in the event Employee's employment with Company is terminated prior to the lapse dates (i) by Company without Cause, as defined in the employment agreement dated January 24, 2000 between Employee and the Company (the "Employee Agreement"), (ii) due to the death or Disability, as defined in the Employment Agreement, of Employee, or (iii) due to a Change in Control of the Company, as defined in Section 3.7 of the Plan, then, in any such event, all remaining Forfeiture Restrictions shall immediately lapse and the Restricted Shares shall then be transferable free of restrictions.

     5. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Restricted Shares shall not affect in any way the right or power of Company to make or authorize any adjustment, recapitalization, reorganization or other change in Company's capital structure or its business, any merger or consolidation of Company, any issue of debt or equity securities, the dissolution or liquidation of Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding. The prohibitions of this Section 5 shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

     6. TAX WITHHOLDING. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal, state or local income tax purposes, Employee shall deliver to Company at the time of such receipt or lapse, as the case may be, such amount of money as Company may require to meet its obligation under applicable tax laws or regulations, and, if such Employee fails to do so, Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

     7. CONSIDERATION PAID FOR SHARES. As consideration for the issuance of the Restricted Shares, Employee shall pay Company the par value of such Restricted Shares.

     8. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of Company as long as Employee remains in Employment (as defined in the Plan). The Committee shall determine any questions as to whether and when there has been a termination of such Employment, and the cause of such termination, under the Plan and its determination shall be final. In each case, however, the cause of termination shall be treated the same under the Plan and under the Employment Agreement.

     9. CERTAIN TRANSFERS VOID. Any purported transfer of shares of Restricted Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.

     10. NO FRACTIONAL SHARES. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

     11. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between Employee and the Company, or otherwise effect any at-will employment relationship between Employee and the Company or guarantee the right to Employment for any specified term.

     12. NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Employee at Employee's address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received.

     13. AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

     14. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     15. SUCCESSORS AND ASSIGNS. Subject to the limitations which this Agreement imposes upon transferability of shares of Common Stock, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Employee, his permitted assigns and upon his death, his estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

     16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

                                  COMPANY:

                                  VERITAS DGC INC.


                                  By:
                                     -------------------------------------
                                     THOMAS SCOTT SMITH
                                     Corporate Vice President of Human Resources

                                     3701 Kirby Drive, Suite 112
                                     Houston, Texas 77098-3982


                                  EMPLOYEE:


                                  ---------------------------------------------
                                  Richard C. White

                                  Address:
                                  19822 Timberwind
                                  Houston, Texas  77094

                             IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, THAT the undersigned, FOR VALUE RECEIVED, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Veritas DGC Inc., a Delaware Corporation (the "Company"), twenty-five thousand (25,000) shares of common stock, $.01 par value, of the Company, Standing in the undersigned's name on the books of the Company represented by Certificate No. _____; AND subject to and in accordance with The Restricted Stock Agreement dated January 24, 2000 between the undersigned and the Company, the undersigned does hereby constitute and appoint _____________________________________ its true and lawful attorney, IRREVOCABLY, for the undersigned and in its name and stead, to sell assign, transfer, hypothecate, pledge and make over all or any part of the said stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney or his substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand on this 24th day of January, 2000.



                                       ----------------------------------------
                                       Richard C. White

                                    EXHIBIT C

                               INDEMNITY AGREEMENT


         THIS AGREEMENT made this 24th day of January, 2000, between Veritas DGC Inc., a Delaware corporation ("Company"), and Richard C. White, ("Indemnitee")

         WHEREAS, the Company and Indemnitee desire that Indemnitee continue to serve as a director and/or executive officer of the Company; and

         WHEREAS, the Company desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware,

         NOW, THEREFORE,

                              W I T N E S S E T H:

         THAT for and in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1. Continued Service. Indemnitee will continue to serve, at the will of the Company and under separate contract, if such exists, as a director and/or executive officer so long as he is duly elected and qualified in accordance with the Bylaws of the Company or until he tenders his resignation.

         2. Indemnification. The Company shall indemnify Indemnitee as follows:

            (a) The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, executive officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, executive officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee failed to act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, executive officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) Any indemnification under paragraphs (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 2. Such determination shall be made (1) by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (d) Expenses (including attorneys' fees) incurred by Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized (in accordance with Section 4 hereof) by the board of directors in the specific case upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise.

            (e) The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director, executive officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

         3. Determination of Right to Indemnification. For purposes of making the determination in a specific case under paragraph (c) of Section 2 hereof whether to make indemnification, the board of directors, independent legal counsel, or stockholders, as the case may be, shall make such determination in accordance with the following procedure:

            (a) Indemnitee may submit to the board of directors a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof ("Indemnification Statement") averring that he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of Section 2 hereof;

            (b) Submission of the Indemnification Statement to the board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the board of directors, independent legal counsel, or stockholders, as the case may be, shall within 60 days after submission of the Indemnification Statement specifically determine that Indemnitee is so entitled, unless it or they shall possess sufficient evidence to rebut the presumption that Indemnitee has met the applicable standard of conduct set forth in paragraph (a) or (b) of Section 2 hereof, which evidence shall be disclosed to Indemnitee with particularity in a sworn written statement signed by all persons who participated in the determination and voted to deny indemnification.

         4. Authorization of Advancement of Expenses. For purpose of determining whether to authorize advancement of expenses in a specific case pursuant to paragraph (d) of Section 2 hereof, the board of directors shall make such determination in accordance with the following procedure:

            (a) Indemnitee may submit to the board of directors a sworn statement of request for advancement of expenses substantially in the form of
Exhibit 2 attached hereto and made a part hereof ("Undertaking"), averring that
(i) he has reasonably incurred or will reasonably incur actual expenses in defending a civil or criminal action, suit or proceedings, and (ii) he undertakes to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise;

            (b) Upon receipt of the Undertaking the board of directors shall within 14 days authorize immediate payment of the expenses stated in the Undertaking.

         5. Merger, Consolidation or Change in Control. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, or if there is a change in control of the Company as defined in Section 6 hereof, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

         6. Certain Definitions. For purposes of this Agreement, the following definitions apply herein:

            "other enterprises" shall include employee benefit plans, and civic, non-profit, or charitable organizations, whether or not incorporated;

            "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan;

            "serving at the request of the Company" shall include any service at the request or with the express or implied authorization of the Company, as a director, executive officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to a corporation or "other enterprises," its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of such "other enterprises," he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement; and

            "change of control" shall include any change in the ownership of a majority of the capital stock of the Company or in the composition of a majority of the members of the board of directors of the Company.

         7. Attorneys' Fees. In the event that Indemnitee institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all attorneys' fees and disbursements incurred by him.

         8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

         10. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee's service as a director and/or executive officer of the Company.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and the Company has set its seal as of the date first above written.


                                                     Veritas DGC Inc.


                                                     By:
                                                        ------------------------
                                                          David B. Robson
                                                          Chairman

(Corporate Seal)

                                    EXHIBIT 1

                    STATEMENT OF REQUEST FOR INDEMNIFICATION

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

         I, _________________, being first duly sworn do depose and say as follows:

         1. This Statement is submitted pursuant to the Indemnity Agreement dated ________________, between Veritas DGC Inc., a Delaware corporation ("Company"), and the undersigned.

         2. I am requesting indemnification against expenses (including attorneys' fees) and, with respect to any action not by or in the right of the Company, judgments, fines and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain action, suit or proceeding to which I am a party or am threatened to be made a party by reason of the fact that I am or was a director and/or executive officer of the Company.

         3. With respect to all matters related to any such action, suit or proceeding, I acted in good faith and in a manner I reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, I had no reason to believe that my conduct was unlawful.

         4. I am requesting indemnification against the following liabilities

________________________________________________________________________________


                                             -----------------------------------

         Subscribed and sworn to before me this ___ day of _____________, 20__.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas
                                     My Commission expires:
                                                           ---------------------

                                    EXHIBIT 2

                            STATEMENT OF UNDERTAKING

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )


         I, _______________, being first duly sworn do depose and say as follows:

         1. This Statement is submitted pursuant to the Indemnity Agreement dated ________________, between Veritas DGC Inc., a Delaware corporation ("Company"), and the undersigned.

         2. I am requesting advancement of certain actual expenses which I have reasonably incurred or will reasonably incur in defending a civil, criminal, administrative or investigative action, suit or proceeding.

         3. I hereby undertake to repay this advancement of expenses if it is ultimately determined that I am not entitled to be indemnified by the Company.

         4. The expenses for which advancement is requested are as follows:


___________________________________________________________________________.


                                             -----------------------------------

         Subscribed and sworn to before me this ___ day of _____________, 20__.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas
                                     My Commission expires:
                                                           ---------------------

                                    EXHIBIT D

                       AGREEMENT AND RELEASE OF ALL CLAIMS


         This Agreement, entered into as of the date written by Employee's signature below, is by and between Veritas DGC Inc. ("Veritas"), a Delaware corporation, and Richard C. White ("Employee"). (As used in this Agreement, the term "Veritas" includes Veritas DGC Inc. and its subsidiaries).

         Veritas and Employee agree as follows:

         Section 1. On the Effective Date, as defined below, Veritas shall pay Employee the following amounts:

         o a lump sum equal to __________ (This amount represents two years of Employee's annual base salary);

         o a lump sum equal to ___________ [This amount represents the incentive compensation due Employee, if any, in accordance with Section 5.c.ii of the Employment Agreement between Veritas and Employee effective January 24, 2000 (the "Employment Agreement")] ;

         o        Employee's regular base salary prorated through the Effective
                  Date;

         o        Employee's vacation pay accrued as of the Effective Date; and

         o        any expense reimbursement owed to Employee under Section 2.g.
                  of the Employment Agreement.

All of the above amounts shall be REDUCED by applicable taxes and withholding.

         Section 2. Employee's termination from employment shall be effective at the close of business on the Effective Date. The EFFECTIVE DATE as used in this Agreement means _________.

         Section 3. Employee agrees to release Veritas from certain claims he has or may have against Veritas as of the date he signs this Agreement. The claims he is releasing are the following:

         o any claims under any bonus or incentive plans except as otherwise provided in Section 1 of this Agreement;

         o any claims arising under the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C. Section 621, et seq.) (the Age Discrimination in Employment Act of 1967 prohibits, in general, discrimination against employees on the basis of age);

         o any claims arising under Title VII of the Civil Rights Act of 1964 as amended (42 U.S.C. Section 2000e, et seq.), or the Texas Commission on Human Rights Act (Texas Labor Codess.21.001, et seq.) (both of these statutes, in general, prohibit discrimination in employment on the basis of race, religion, national origin or gender);

         o any claims arising under the Americans with Disabilities Act of 1990, as amended (42 U.S.C. Section 12101, et seq.) (the Americans with Disabilities Act of 1990 prohibits, in general, discrimination in employment on the basis of an employee's or applicant's disability);

         o any claims arising under Texas Labor Code Sections 451.001, et seq. for retaliation or discrimination in connection with a claim for workers' compensation benefits;

         o any claims for breach of contract by Veritas under the Employment Agreement, wrongful discharge or constructive discharge; and

         o any claims under any other statutes prohibiting discrimination on the basis of age, sex, national origin, citizenship, religion, veteran status, or disability arising prior to the Effective Date.

The release contained in this Section 3 SHALL NOT affect any of the following:

         o Employee's rights or benefits under Veritas' 401(k) retirement savings plan, Veritas' Employee Stock Purchase Plan, or any pension or retirement plan in which Employee is a participant on the Effective Date (Employee's rights and benefits shall be determined by the applicable plan documents);

         o Employee's right to elect continued health and/or dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

         o Employee's rights to exercise any options to purchase Veritas DGC Inc. common stock in accordance with the terms of the applicable stock option grant;

         o Employee's rights under the Restricted Stock Agreement (as defined in the Employment Agreement) or any subsequent agreement granting Employee restricted stock;

         o Any other benefit to which Employee may be entitled under any other health or benefit plan (in accordance with the applicable plan documents);

         o Employee's rights under any workers' compensation statue (except as otherwise specifically provided in this Section 3); under the Jones Act, 46 U.S.C. Appx.

                  Section 688, as amended; general maritime law or similar laws; and any other right Employee may have with respect to personal injury;

         o Employee's rights with respect to any claims for tortious action or inaction of any sort, including but not limited to, negligence, fraud, libel or slander, except as specifically provided in this Section 3; or

         o Any rights to indemnity to which Employee, as a former director, officer or employee of Veritas, may be entitled under the Certificate of Incorporation or By-laws of Employer, any policy of officers' and directors' liability insurance or any contract with Veritas.

         Section 4. Veritas and Employee agree that this Agreement is a binding contract. The purpose of the Agreement is to compromise certain doubtful or disputed claims, avoid litigation, and buy peace with respect to those claims. Employee agrees that although Veritas is making payment to Employee in exchange for a release of claims, Veritas does not admit any wrongdoing of any kind.

         Section 5. Employee agrees to assist Veritas in defending any legal proceedings against Veritas arising out of matters which occurred prior to the Effective Date and Veritas agrees to reimburse Employee for his time and expense or costs he may incur in that regard.

         Section 6. Veritas agrees to release Employee from claims it has against Employee as of the date of this Agreement in connection with his Employment Agreement (other than any claims arising under Sections 3 and 6(a) of such Agreement), or any other claim it may have against Employee in connection with his employment by Veritas or his position with Veritas whether as a director, officer, employee or agent.

         Section 7. This Agreement has been delivered to Employee on _____________. Employee shall have twenty-one (21) calendar days from
___________ or until the close of business on ___________ to decide whether to sign the Agreement and be bound by its terms. In the event Employee has not signed and returned this Agreement to Veritas on or before that date, this Agreement shall become null and void. In addition, the parties agree that even after signing this Agreement, Employee shall have the right to revoke or cancel it within seven (7) calendar days after signing it. In the event Employee revokes his acceptance of this Agreement, this Agreement shall become null and void.

         Section 8. Employee acknowledges that he has read this Agreement. He understands that, except for the exceptions enumerated in Section 3 above, this Agreement will have the effect of waiving any contractual claim under his Employment Agreement he may pursue against Veritas. This waiver also includes claims for wrongful discharge, breach of the Employment Agreement, and statutory claims (as set forth in Section 3 hereof) for discrimination on the basis of age, race, sex, national origin, citizenship, religion, veteran status, or disability or any other similar claims arising prior to the Effective Date.


         Section 9. Employee acknowledges that he makes this Release knowingly and voluntarily.

         Section 10. This Agreement constitutes the entire understanding between Veritas and Employee with respect to the subject matter hereof.

         Section 11. This Agreement shall benefit and be binding upon Veritas and its successors and assigns and Employee and his successors and legal representatives. Employee shall not assign or attempt to assign any of his rights under this Agreement.

         Section 12. If a court determines that any provision of this Agreement is invalid, the other provisions shall remain in effect.

         Section 13. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas, not including, however, its conflicts of law rules that might otherwise refer to the law of another forum or jurisdiction.

                   THIS AGREEMENT IS SUBJECT TO ARBITRATION IN
                      ACCORDANCE WITH THE FOLLOWING SECTION

         Section 14. Veritas and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement shall be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration shall take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party shall designate an arbitrator. The appointed arbitrators shall then appoint a third arbitrator. Employee and Veritas agree that the decision of the arbitrators shall be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Veritas shall reimburse Employee for his reasonable costs and expenses of arbitration, including reasonable attorneys' fees. Regardless of the outcome of the arbitration, Veritas shall pay all fees and expenses of the arbitrators and all of Veritas' costs of arbitration.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                                                 VERITAS:

                                                 VERITAS DGC INC.
                                                   and subsidiaries


                                                 By:
                                                    ----------------------------



                               NOTICE TO EMPLOYEE

BY SIGNING THIS DOCUMENT, YOU MAY BE GIVING UP IMPORTANT LEGAL RIGHTS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING AND RETURNING THIS DOCUMENT TO VERITAS.

                                                 EMPLOYEE:


                                                 -------------------------------
                                                 Richard C. White


                                                 Date:
                                                      --------------------------